UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 27, 2020

Date of Report (Date of earliest event reported)

Penumbra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37557	05-0605598
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

One Penumbra Place

Alameda, CA 94502

(Address of principal executive offices, including zip code)

(510) 748-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par value $0.001 per share	PEN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 1, 2020, Penumbra, Inc. (the “Company”) issued and sold an aggregate of 865,963 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to an underwriting agreement dated May 27, 2020 (the “Underwriting Agreement”) by and among the Company and J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters named therein (the “Underwriters”). The Shares include the full exercise of the Underwriters’ option to purchase an additional 112,951 shares of Common Stock pursuant to the Underwriting Agreement. The Shares were sold in a public offering (the “Offering”) pursuant to a Registration Statement on Form S-3 (File No. 333-236640) (the “Registration Statement”) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission. The Company received net proceeds from the Offering of approximately $135.1 million, after deducting underwriting discounts and commissions and before estimated offering expenses. The description of the Underwriting Agreement set forth above is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Certain of the Underwriters or their affiliates have provided the Company in the past, and currently provide the Company, with commercial banking services, for which they have received customary compensation. In addition, affiliates of the representatives and certain of the other Underwriters are lenders under the Company’s existing credit agreement.

The Company intends to use the net proceeds from the Offering for general corporate purposes, including working capital, continued development of its products, including research and development and clinical trials, potential acquisitions and other business opportunities. Pending the use of the net proceeds from the Offering, the Company intends to invest the net proceeds in investment grade, interest bearing securities.

A copy of the opinion of Davis Polk & Wardwell LLP relating to the validity of the Shares is filed as Exhibit 5.1 hereto and is incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated May 27, 2020 by and among the Company and J.P. Morgan Securities LLC and BofA Securities, Inc. as representatives of the several underwriters named therein
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted as Inline Extensible Business Reporting Language)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penumbra, Inc.

Date: June 1, 2020	By:	/s/ Maggie Yuen
Maggie Yuen
Chief Financial Officer